As filed with the Securities and Exchange Commission on August 23, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYONDELLBASELL INDUSTRIES N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Stationsplein 45

3013AK Rotterdam

The Netherlands

(Address of principal executive offices, including zip code)

LYONDELLBASELL INDUSTRIES

2010 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Craig B. Glidden

Stationsplein 45

3013AK Rotterdam

The Netherlands

31 10 275 5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value €0.04 per share	10,314,563(1)	$49.49(2)	$510,467,723(3)	$58,500(3)

(1)	This Registration Statement also covers an indeterminate amount of additional shares issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding ordinary shares, as provided in the Plan.
(2)	Represents the average of the high and low prices of the ordinary shares as reported on the New York Stock Exchange on August 20, 2012.
(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and aggregate offering price based on the average of the high and low prices of ordinary shares as reported on the New York Stock Exchange on August 20, 2012.

Registration of Additional Securities

Incorporation of Earlier Registration Statements By Reference

LyondellBasell Industries N.V. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 10,314,563 of its ordinary shares, par value €0.04 per share, that may be offered and sold under the Company’s 2010 Long-Term Incentive Plan.

In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 previously filed by with the Securities and Exchange Commission (the “Commission”) on November 24, 2010 (No. 333-170814) are incorporated in this Registration Statement by reference and made a part hereof, except to the extent otherwise updated or modified by this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant are hereby incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 29, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 (as filed with the SEC on April 30, 2012) and ended June 30, 2012 (as filed with the SEC on July 27, 2012);

•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2012; and

•	Current Reports on Form 8-K filed with the SEC March 1, 2012, March 26, 2012, March 27, 2012, April 10, 2012, May 7, 2012, May 11, 2012, May 15, 2012 and June 19, 2012; and

•

The description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 28, 2010, as amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	—	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011 (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-175077) as filed on June 22, 2011)

5.1	—	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of securities

23.1	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	—	Consent of Opinion of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24	—	Powers of Attorney (included on the signature page of this Registration Statement)

99	—	LyondellBasell Industries 2010 Long-Term Incentive Plan. (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement filed on March 29, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on August 23, 2012.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ James L. Gallogly
James L. Gallogly Sole Member of the Management Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Gallogly	Chief Executive Officer and	August 23, 2012
James L. Gallogly	Sole Member of the Management Board (Principal Executive Officer)

/s/ Karyn F. Ovelmen	Executive Vice President and Chief	August 23, 2012
Karen F. Ovelmen	Financial Officer (Principal Financial Officer)

/s/ Wendy Johnson	Vice President and Chief Accounting	August 23, 2012
Wendy Johnson	Officer (Principal Accounting Officer)

/s/ Jacques Aigrain	Director	August 23, 2012
Jacques Aigrain

---	Director	August 23, 2012
Jagjeet S. Bindra

/s/ Robin Buchanan	Director	August 23, 2012
Robin Buchanan

/s/ Milton Carroll	Director	August 23, 2012
Milton Carroll

/s/ Stephen F. Cooper	Director	August 23, 2012
Stephen F. Cooper

/s/ Robert G. Gwin	Director	August 23, 2012
Robert G. Gwin

/s/ Joshua J. Harris	Director	August 23, 2012
Joshua J. Harris

---	Director	August 23, 2012
Scott M. Kleinman

/s/ Marvin O. Schlanger	Chairman of the Supervisory Board	August 23, 2012
Marvin O. Schlanger	and Director

/s/ Bruce A. Smith	Director	August 23, 2012
Bruce A. Smith

/s/ Rudy M.J. van der Meer	Director	August 23, 2012
Rudy M.J. van der Meer

INDEX TO EXHIBITS

4.1	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011 (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-175077) as filed on June 22, 2011)

5.1	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the ordinary shares being registered hereunder

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99	LyondellBasell Industries 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement filed on March 29, 2012)